SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: April 25, 2003


                               KOPIN CORPORATION
               (Exact Name of Registrant as Specified in Charter)



 DELAWARE                         0-19882                     04-2833935
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(State or Other Jurisdiction   (Commission                 (IRS Employer
       of Incorporation)       File Number)                Identification No.)


                695 Myles Standish Blvd., Taunton, MA 02780-1042
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (508) 824-669



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(C)      EXHIBITS.

         99.1     Kopin Corporation Press Release, dated April 23, 2003.


ITEM 9. REGULATION FD DISCLOSURE.

     The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

     Kopin Corporation issued a press release on April 23, 2003, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced financial results for the first quarter ended March 29, 2003. This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KOPIN CORPORATION


Dated:  April 25, 2003             By: /s/ Richard A. Sneider
                                   Richard A. Sneider
                                   Treasurer and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)



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                                 EXHIBIT INDEX

Exhibit Number                      Description
99.1                                Press Release, dated April 23, 2003



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                                                                   Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:

    Richard Sneider               or            Ehren Lister
    Chief Financial Officer                     Account Executive
    Kopin Corporation                           Sharon Merrill Associates, Inc.
    (508) 824-6696                              (617) 542-5300
    rsneider@kopin.com                          elister@investorrelations.com


               KOPIN REPORTS FIRST-QUARTER 2003 FINANCIAL RESULTS
       Company Achieves Initial Volume Shipments of New CyberLite(TM) LED

TAUNTON, MASS., APRIL 23, 2003 -- Kopin Corporation (NASDAQ: KOPN) today announced financial results for the first quarter ended March 29, 2003.

Financial highlights:

o First-quarter 2003 revenue increased approximately nine percent sequentially to $18.0 million from fourth-quarter 2002 revenue of $16.5 million. For the first quarter of 2002, Kopin posted revenue of $17.6 million.

o Kopin's net loss for the first quarter of 2003 was $2.2 million, or $0.03 per share. This compares with a net loss of $15.1 million, or $0.22 per share, in Q4 of 2002, and a net loss of $3.2 million, or $0.05 per share, in the first quarter of 2002.

o Kopin maintained its strong financial position, ending the first quarter with approximately $115.0 million in cash and marketable securities and no debt.

"Kopin's first-quarter financial results reflect the diversity of our revenue mix and demonstrated the validity of our strategy," said Dr. John C.C. Fan, Kopin's president and CEO. "With contributions from our three distinct product platforms, including initial revenue from our new CyberLite light-emitting diode (LED), we were able to exceed our top-line expectation in a difficult economic environment."

III-V
Kopin's III-V revenue increased 68.5 percent sequentially and 23.2 percent year-over-year to $9.5 million, which included the initial revenue contribution of $1.3 million from Kopin's new CyberLite LED. "During the first quarter, we began shipping our CyberLite blue LED to a tier-one packaging customer in Asia. Achieving volume production of a third product platform is a significant accomplishment for Kopin, and we are pleased with the progress we have made with the nanotechnology-based CyberLite. Our CyberLite ramp continues, and we are working to secure additional product qualifications from customers in the coming quarters. We believe our LED platform represents an exciting opportunity to leverage our semiconductor materials expertise in 2003 and beyond," said Dr. Fan.

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"We also are pleased with the performance of our HBT products. Revenue grew sequentially, reflecting a weak comparable fourth quarter of 2002 but also stronger-than-anticipated orders, particularly for wireless local area network applications. Our GAIN-HBT(TM) technology has been well received, and we are on pace to secure a design win for this transistor in 2003," added Dr. Fan.

CYBERDISPLAY
CyberDisplay(TM) revenue decreased 21.2 percent sequentially to $8.6 million in the first quarter of 2003 from $10.9 million in the fourth quarter of 2002. In Q1 of 2002, CyberDisplay revenue was $9.9 million. "As we anticipated, CyberDisplay sales experienced seasonal decline. In addition, we had no research and development contract revenue during the quarter. This reflects a transition in our contracts with the government. We expect contract revenues to resume in the second quarter. Interest in our miniature displays continues to grow, and we expect to secure a design win for the CyberDisplay 180K color filter AMLCD in the coming months. Also, we have several new products under active development that will enable us to explore new opportunities for the CyberDisplay in additional consumer, military and industrial applications," said Dr. Fan.

BUSINESS OUTLOOK
Commenting on the outlook for the second quarter of 2003, Dr. Fan said, "During the second quarter, our focus will be on the continued execution of Kopin's strategy to diversify its product platforms and its customer base and to grow revenue. We continue to invest and accelerate our CyberLite ramp, pursue additional customer qualifications and work on derivative products from this third platform. In our CyberDisplay business, we expect to announce several new products in the second quarter and to have a design win for the 180K in the coming months. These new products will strengthen our position as the leading microdisplay supplier to the consumer, industrial and military markets.

"From a financial perspective, for the second quarter of 2003 we expect HBT revenues to decline sequentially. However, we expect a rapid resumption of CyberDisplay revenue growth and CyberLite revenues of more than $2 million," Dr. Fan continued. "In summary, based on current business conditions and order patterns, we expect sequential top-line revenue growth of approximately 10 percent."

FIRST-QUARTER CONFERENCE CALL
Kopin will provide a live audio Webcast of its first-quarter conference call for investors at 5:00 p.m. ET today, April 23, 2003. Investors who want to hear the call should log on to the Investor Relations section of Kopin's Web site, www.kopin.com, at least 15 minutes before the event's broadcast. The call will be available on the Investor Relations section for one week. After that, investors can access an archived version of the call on Kopin's Web site.

Kopin's first-quarter conference call also can be heard live by dialing (719) 457-2621 five minutes prior to the call. A replay of the call will be available

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from 8:00 p.m. ET Wednesday, April 23 through 11:59 p.m. ET Tuesday, April 29.
To access the replay, dial (719) 457-0820 and refer to confirmation code
672494.

ABOUT KOPIN
Founded in 1984, Kopin is pioneering the use of the Wafer Engineering Process(TM) and nanotechnology to manufacture components that make electronic products as small, fast, bright, lightweight and inexpensive as possible. With an intellectual property portfolio of more than 200 issued and pending patents, Kopin supplies the world's largest electronics manufacturers and government agencies with breakthrough semiconductor products. The Company's liquid-crystal microdisplays, ultra-efficient transistors and high-brightness GaN LEDs enhance the delivery and presentation of voice, video and data. Kopin technology is currently used in one-third of the world's cell phones and nearly one-third of the world's camcorders and is the microdisplay standard for the U.S. military. For more information, please visit Kopin's Web site at www.kopin.com.

CyberDisplay, CyberLite, GAIN-HBT, NanoPockets and Wafer Engineering Process are trademarks of Kopin Corporation.

Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: Kopin Corporation's anticipated second-quarter sequential revenue growth of approximately 10 percent; CyberLite revenues of more than $2 million; the expectation that contract revenue will resume in the second quarter; the expectation of a design win for the CyberDisplay 180K in the coming months; and the expectation of a GAIN transistor design win in 2003. These statements involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the flat panel display, LED and gallium arsenide integrated circuit and materials industries; the impact of competitive products and pricing; availability of third-party components; the successful CyberLite production ramp; the qualification of our CyberLite manufacturing process by additional customers; availability of integrated circuit fabrication facilities; cost and yields associated with production of the Company's CyberDisplay imaging devices, CyberLite LEDs and HBT transistor wafers; loss of significant customers; acceptance of the Company's products; success of new product and other research and development efforts; continuation of strategic relationships; the value of shares of Micrel Semiconductor held by the Company; Kopin's ability to accurately forecast revenue levels; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. These include, but are not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

The Company's condensed consolidated statement of operations and balance sheet are attached.
                                     # # #


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                KOPIN CORPORATION
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (UNAUDITED)

                                                    Three Months Ended

                                               March 29,             March 30,
                                                 2003                  2002
Revenues:
     Product revenues                     $  18,048,746          $  17,355,889
     Research and development revenues                                 227,056
                                             18,048,746             17,582,945
Expenses:
     Cost of product revenues                15,058,930             14,645,593
     Research and development                 2,881,176              3,308,745
     Selling, general and administrative      2,619,286              3,022,202
     Other                                      120,216                265,426
                                             20,679,608             21,241,966


Loss from operations                         (2,630,862)           (3,659,021)
Other income and expense:
     Interest and other income                1,060,903                708,825
     Interest and other expense               (393,538)               (14,232)
                                                667,365                694,593

Loss before minority interest in income of   (1,963,497)           (2,964,428)
subsidiary

Minority interest in income of subsidiary      (273,551)             (220,148)

Net loss                                   $ (2,237,048)         $ (3,184,576)

Net loss per share:
     Basic                                   $    (0.03)           $    (0.05)
     Diluted                                 $    (0.03)           $    (0.05)

Weighted average number of common shares outstanding:
     Basic                                   69,391,207             69,163,120
     Diluted                                 69,391,207             69,163,120



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              KOPIN CORPORATION
    CONDENSED CONSOLIDATED BALANCE SHEETS
                 (UNAUDITED)

                                               March 29,          December 31,
                                                 2003                 2002
ASSETS
Current assets:
    Cash and marketable securities        $   115,149,347        $  117,991,312
    Accounts receivable, net                    9,871,710             6,680,538
    Inventory                                   5,424,538             4,773,333
    Prepaid and other assets                    1,152,257             1,118,944

Total current assets                          131,597,852           130,564,127

Equipment and improvements, net                33,395,476            34,748,361
Other assets                                    9,748,058             8,773,040
Intangible assets, net                            360,649               480,866

Total assets                              $   175,102,035        $  174,566,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                      $    10,545,709        $    7,414,774
    Accrued payroll and expenses                6,931,227             7,302,586

Total current liabilities                      17,476,936            14,717,360

Minority interest                               3,024,803             2,931,366
Stockholders'  equity                         154,600,296           156,917,668

Total liabilities and stockholders' equity $  175,102,035        $  174,566,394